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                                                       DRAFT: FEBRUARY 24, 1998



                            PENTEGRA DENTAL GROUP, INC.

                                    COMMON STOCK
                            (PAR VALUE $.001 PER SHARE)

                              ----------------------

                              UNDERWRITING AGREEMENT

                              ----------------------

                                                                 March __, 1998

Dain Rauscher Incorporated
EVEREN Securities, Inc.
   As Representatives of the several
   Underwriters named in Schedule I hereto, c/o Dain Rauscher Incorporated
Cityplace
2711 North Haskell Avenue, Suite 2400
Dallas, Texas 75204-2936

Dear Sirs:

       Pentegra Dental Group, Inc., a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") an aggregate of 2,500,000 shares (the "Firm Shares") of the Company's common stock, par value $.001 per share ("Common Stock"), and, at the election of the Underwriters, up to 375,000 additional shares of the Common Stock on the terms and for the purposes set forth in Section 2 (the "Optional Shares"). The Firm Shares and the Optional Shares, if purchased, are hereinafter collectively called the "Shares." This is to confirm the agreement concerning the purchase of the Shares from the Company by the Underwriters, for whom you are acting as representatives (the "Representatives").

       1. The Company represents and warrants to, and agrees with, each of the Underwriters that:

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              (a)    A registration statement on Form S-1 (File No. 333-37633)
       with respect to the Shares has (i) been prepared by the Company in conformity with the requirements of the United States Securities Act of 1933, as amended (the "Act"), and the rules and regulations (the "Rule and Regulations") of the United States Securities and Exchange Commission (the "Commission") thereunder, (ii) been filed with the Commission under the Act and (iii) become effective under the Act. Copies of such registration statement have been delivered by the Company to you as the representatives (the "Representatives") of the Underwriters. As used in this Agreement, "Effective Time" means the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; "Effective Date" means the date of the Effective Time; "Preliminary Prospectus" means each prospectus included in such registration statement, or amendments thereof, before it became effective under the Act and any prospectus filed with the Commission by the Company with the prior written consent of the Representatives pursuant to Rule 424(a) of the Rules and Regulations; "Registration Statement" means such registration statement, as amended at the Effective Time, including all information contained in the final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations in accordance with Section 5(a) hereof and deemed to be a part of the registration statement as of the Effective Time pursuant to paragraph (b) of Rule 430A of the Rules and Regulations; and "Prospectus" means such final prospectus, as first filed with the Commission pursuant to paragraph (1) or (4) of Rule 424(b) of the Rules and Regulations. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus.

              (b) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all material respects to the requirements of the Act and the Rules and Regulations and do not and will not, as of the applicable effective date (as to the Registration Statement and any amendment thereto) and as of the applicable filing date (as to the Prospectus and any amendment or supplement thereto) contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; PROVIDED that no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein (which written information is specifically identified in Section 8(e)).

              (c) After giving effect to (i) the repurchase by Pentegra Investments, Inc., a Delaware corporation ("PII"), of certain shares of common stock of PII (the "PII Common Stock Repurchases") pursuant to the terms of the Share Repurchase Agreement dated as of December 10, 1997 by and among PII and the stockholders of PII listed on the signature pages thereto (the "PII Common Stock Repurchase Agreement") and (ii) the share exchange

                                       2

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       (the "Share Exchange") among the Company and the holders of the outstanding shares of common stock of PII, to be completed on the First Time of Delivery (as hereinafter defined) pursuant to the terms of the Exchange Agreement dated as of July 31, 1997 among the Company, PII and the holders of common stock of PII (the "Share Exchange Agreement") (a copy of which has been filed as an exhibit to the Registration Statement), PII will be the only subsidiary (as defined in Section 15) of the Company as of the First Time of Delivery, and the Company has never had any other subsidiary.

              (d) The Company, PII and each of the entities that, on or prior to the First Time of Delivery, will have entered into an Acquisition Agreement (as hereinafter defined) and/or a management service agreement or similar contract (each, a "Service Agreement") with the Company (collectively, the "PA Affiliates"), other than those PA Affiliates that are sole proprietorships, have been duly organized and are validly existing in good standing (to the extent applicable) under the laws of their respective jurisdictions of organization, are duly registered and qualified to transact business and are in good standing as foreign corporations, professional corporations, professional associations, limited liability companies or limited partnerships, as the case may be, in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own, lease, operate or hold their respective properties and to conduct the businesses in which they are engaged. The PA Affiliates are listed on Schedule II hereto, and the information contained in such Schedule is true and correct.

              (e) The Company has an authorized capitalization as set forth in the Prospectus, and all of the shares of capital stock of the Company that will be issued and outstanding as of the First Time of Delivery (before giving effect to the issuance and sale of the Shares hereunder) have been duly and validly authorized and, when issued and delivered pursuant to the Share Exchange Agreement and the Acquisition Agreements (as hereinafter defined) on the First Time of Delivery, will be duly and validly issued, fully paid and nonassessable, will not have been issued in violation of any preemptive or similar rights and conform to the description thereof contained in the Prospectus; and all of the issued shares of capital stock of PII have been duly and validly authorized and issued and are fully paid and nonassessable, have not been issued in violation of any preemptive or similar rights and, as of the First Time of Delivery, will be owned directly by the Company, free and clear of all liens, encumbrances, equities or claims.

              (f) The Shares to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and nonassessable and will not have been issued in violation of or be subject to any preemptive or similar rights; and the Shares will conform to the description thereof contained in the Prospectus.

                                       3

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              (g)    The Company has the power and authority to enter into this
       Agreement and to issue, sell and deliver the Shares to the Underwriters as provided herein. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the effect of (i) any applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

              (h) The Company has the power and authority to enter into each of the acquisition transactions to be consummated as of the First Time of Delivery, as described in the Registration Statement and the Prospectus (collectively, the "Acquisitions"), each of the agreements pursuant to which an Acquisition is being consummated (collectively, the "Acquisition Agreements" and, together with the Service Agreements, the "Transaction Agreements") and each of the Service Agreements to which it is (or, as of the First Time of Delivery, will be) a party. Each PA Affiliate has the power and authority to enter into each Transaction Agreement to which it is (or, as of the First Time of Delivery, will be) a party. The execution and delivery of, and the performance by the Company and the PA Affiliates of their respective obligations under, the Transaction Agreements to which they are parties, respectively, have been duly and validly authorized by the Company and the PA Affiliates and each Transaction Agreement has been (or, in the case of any such Transaction Agreement to be entered into between the date of this Agreement and the time of the deliveries to be made under this Agreement on the First Time of Delivery, will, as of the First Time of Delivery, be) duly executed and delivered by the Company and each PA Affiliate that is a party to such agreement, and constitutes (or, in the case of any such Transaction Agreement to be entered into between the date of this Agreement and the time of the deliveries to be made under this Agreement as of the First Time of Delivery, will, as of the First Time of Delivery, constitute) the legal, valid and binding agreement of the Company and each such PA Affiliate, enforceable in accordance with its terms, except as that enforceability may be subject to the effect of (i) any applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

              (i) The execution, delivery and performance of this Agreement and each of the Transaction Agreements by the Company and the consummation of the transactions contemplated hereby and thereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, PII or any of the PA Affiliates is a party or by which the Company, PII or any of the PA Affiliates is bound or to which any of the property or assets of the Company, PII or any of the PA Affiliates is subject, nor will such actions result in any violation of the provisions of the

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       charter, by-laws or other organizational documents of the Company,
       PII or any of the PA Affiliates or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, PII or any of the PA Affiliates or any of their respective properties or assets; except for the registration of the Shares under the Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"), and applicable state securities laws in connection with the purchase and distribution of the Shares by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Company or the consummation of the transactions contemplated hereby; and no consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body is required for the execution, delivery and performance of any of the Transaction Agreements or the consummation of the transactions contemplated thereby.

              (j) There are no contracts, agreements or understandings between the Company and any person granting such person the right to (i) require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person, (ii) require the Company to include such securities in the securities registered pursuant to the Registration Statement or (iii) except as described in the Prospectus, require that any securities be registered pursuant to any other registration statement filed by the Company under the Act.

              (k) Except as described in the Registration Statement, the Company has not sold or issued any shares of Common Stock during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Act.

              (l) None of the Company, PII or any of the PA Affiliates has sustained, since the date of the latest audited financial statements included in the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since such date, (i) there has not been any material change in the capital stock or long-term or short-term debt of the Company, PII or any of the PA Affiliates or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, consolidated financial position, stockholders' equity, results of operations or prospects of the Company, otherwise than as set forth or contemplated in the Prospectus and (ii) except as may otherwise be disclosed in the Prospectus, the Company has not (A) issued or granted any securities, (B) incurred any liability or obligation, direct, indirect or contingent, other than liabilities and obligations that were incurred in the ordinary

                                       5

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       course of business, (C) entered into any transaction not in the ordinary course of business or (D) declared or paid any dividend on its capital stock.

              (m) The financial statements (including the related notes and any supporting schedules) filed as part of the Registration Statement or included in the Prospectus present fairly the financial condition and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved; the pro forma balance sheet of the Company, together with the related notes, as set forth in the Registration Statement and the Prospectus, present fairly the information shown therein, have been prepared in accordance with the applicable provisions of Article 11 of Regulation S-X promulgated by the Commission with respect to pro forma financial statements and have been properly compiled on the pro forma basis described therein and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein; and the other financial and statistical information and data set forth in the Registration Statement and the Prospectus (and any amendment or supplement thereto) is, in all material respects, accurately presented and has been prepared on a basis consistent with such financial statements and the books and records of the Company.

              (n) Coopers & Lybrand LLP, who have certified certain financial statements of the Company, whose report appears in the Prospectus and who have delivered the initial letter referred to in Section 7(i) hereof, are independent public accountants as required by the Act and the Rules and Regulations.

              (o) None of the Company, PII or the PA Affiliates (i) is in violation of its charter, by-laws or other organizational documents, (ii) is in default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, except, in the case of those PA Affiliates that are sole proprietorships, for any such defaults as would not, individually or in the aggregate, adversely affect the Company or (iii) is in violation in any material respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain any material license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except, in the case of those PA Affiliates that are sole proprietorships, for any such violations or failures as would not, individually or in the aggregate, adversely affect the Company.

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              (p)    Neither the Company, PII nor any of the PA Affiliates has
       violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, "Environmental Laws"), or any foreign, federal or state law relating to the practice of dentistry or governing the provision of dental services or the collection and/or application of fees therefrom (collectively, "Applicable Healthcare Laws"), or any foreign, federal or state law relating to discrimination in the hiring, promotion or pay of employees or any applicable foreign, federal or state wages and hours laws, or any provisions of the United States Employee Retirement Income Security Act of 1976, as amended (together with the rules and regulations thereunder, "ERISA"), or the rules and regulations promulgated thereunder, which, singly or in the aggregate, might have a material adverse effect on the consolidated financial position, stockholders' equity, results of operations, business or prospects of the Company and PII, taken as a whole ("Material Adverse Effect").

              (q) Each of the Company, PII and the PA Affiliates has such permits, licenses, franchises and authorizations of governmental or regulatory authorities ("permits"), including, without limitation, under any applicable Environmental Laws and Applicable Healthcare Laws and related governmental regulations, as are necessary to own its respective properties and to conduct its business in the manner described in the Prospectus, subject in each case to such qualifications as may be set forth in the Prospectus and except where the failure to have such permits would not, singly or in the aggregate, have a Material Adverse Effect; each of the Company, PII and the PA Affiliates has fulfilled and performed all of its obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such permits, subject in each case to such qualifications as may be set forth in the Prospectus and except where the failure so to fulfill or perform or the occurrence of such an event would not, singly or in the aggregate, have a Material Adverse Effect; and, except as described in the Prospectus, none of such permits contains any restriction that is materially burdensome to the Company, PII or the PA Affiliates. Each of the (i) dentists and (ii) other professionals involved in providing dental care to patients (each, a "Dental Professional") who is employed by or affiliated with a PA Affiliate has such permits under Applicable Healthcare Laws and related governmental regulations (including, as applicable, state and local licenses to practice dentistry and federal Drug Enforcement Agency Controlled Substances Registration certificates) as are necessary to provide dental care in such jurisdictions as are contemplated by the Service Agreement to be entered into between that PA Affiliate and the Company as of the First Time of Delivery; each of such Dental Professionals has fulfilled and performed all of his or her material obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time (or both) would allow, revocation or termination thereof or would result in any other material impairment of the rights of the holder of such permit; and, except as described in the Prospectus, no such permit contains any restrictions that are

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       materially burdensome to the holder thereof or the PA Affiliate with which that holder is affiliated or employed. The Company's and each PA Affiliate's business practices do not violate any foreign, federal or state laws regarding dentist ownership of (or financial relationship with), and referral to, entities providing dental-related goods or services, or laws respecting financial interests held by dentists in entities to which they may refer patients for the provision of dental-related goods or services. None of the PA Affiliates (or any of their respective predecessors) has billed or accepted payment from any Medicare, Medicaid or CHAMPUS program during the two years preceding the date of this Agreement in an aggregate amount that was material to their respective total billings or payments for either of those years.

              (r) The Company, PII and each of the PA Affiliates have good and marketable title in fee simple to all real property that has been or, pursuant to the Acquisition Agreements, is to be acquired by the Company on or before the First Closing Date and good and marketable title to all personal property owned by them that has been or, pursuant to the Acquisition Agreements, is to be acquired by the Company on or before the First Closing Date, in each case free and clear of all liens, encumbrances and defects, except such as are described in the Prospectus or such as do not materially adversely affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company, PII and the PA Affiliates; and all real property and buildings held under lease by the Company, PII and the PA Affiliates are held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company, PII and the PA Affiliates. Each PA Affiliate has obtained all consents of third parties necessary under each lease (whether relating to real property or personal property) to which it is a party for the consummation of the transactions contemplated by the Transaction Agreements to which it is (or, as of the First Time of Delivery, will be) a party.

              (s) The Company, PII and each of the PA Affiliates carry, or otherwise are covered by, insurance in such amounts and covering such risks (including, without limitation, malpractice risks) as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses; and none of the Company, PII or any of the PA Affiliates has received any notice of cancellation or nonrenewal with respect to such insurance.

              (t) Each of the Company, PII and the PA Affiliates owns or possesses adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses used in the conduct of its business and the Company has no reason to believe that the conduct of their respective businesses will conflict with, and has not received any notice of any claim of conflict with, any such rights of others.

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              (u)    There are no legal or governmental proceedings (domestic or foreign) pending to which the Company, PII or any of the PA Affiliates is a party or of which any property or assets of the Company, PII or any of the PA Affiliates is the subject which, singly or in the aggregate, if determined adversely to the Company, PII or any of the PA Affiliates, might have a Material Adverse Effect; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by any governmental authorities or threatened by others.

              (v) There are no contracts or other documents that are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations which have not been described in the Prospectus or filed as exhibits to the Registration Statement as required.

              (w) No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other hand, that is required to be described in the Prospectus and that is not so described.

              (x) No labor disturbance by the employees of the Company, PII or any of the PA Affiliates exists or, to the knowledge of the Company, is imminent which might be expected to, singly or in the aggregate, have a Material Adverse Effect; none of the Company, PII or any of the PA Affiliates has ever been party to a collective bargaining agreement; and there are no significant unfair labor practice complaints pending against the Company, PII or any of the PA Affiliates or, to the best of the Company's knowledge, threatened against any of them. The Company is in compliance in all material respects with all presently applicable provisions of ERISA; no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the United States Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

              (y) The Company and each of the PA Affiliates (i) have filed all federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof and (ii) have paid all taxes due thereon. No tax deficiency has been determined adversely to the Company, PII or any of the PA Affiliates which has resulted in (nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the

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       Company, PII or any of the PA Affiliates, might result in), singly or in the aggregate, a Material Adverse Effect.

              (z) None of the Company, PII or the PA Affiliates, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company, PII or the PA Affiliates, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

              (aa) The Company (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any difference.

              (bb) There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by the Company or PII (or, to the knowledge of the Company, any of their predecessors in interest) at, upon or from any of the property now or previously owned, leased or operated by the Company or PII in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which could require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not have, or could not reasonably be expected to have, singularly or in the aggregate with all such violations and remedial actions, a Material Adverse Effect; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or PII or with respect to which the Company or PII have knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not have or would not be reasonably likely to have, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a Material Adverse Effect; and the terms "hazardous wastes," "toxic wastes," "hazardous substances" and "medical wastes" shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

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              (cc)   In connection with the offering of the Shares contemplated hereby, the Company has conducted a review of the effect of Environmental Laws on the business, operations and properties of the Company, PII and the PA Affiliates in the course of which it has identified and evaluated associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has concluded that such associated costs and liabilities would not, singly or in the aggregate, result in a Material Adverse Effect or any development involving a prospective Material Adverse Effect.

              (dd) The Company has not taken and will not take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of shares of the Common Stock to facilitate the sale or resale of the Shares.

              (ee) Neither the Company nor PII is, and upon consummation of the transactions contemplated hereby neither will be, an "investment company" within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

       2. Subject to the terms and conditions herein set forth and on the basis of the representations and warranties contained herein, the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $______, the number of Firm Shares set opposite that Underwriter's name in Schedule I hereto. The respective purchase obligations of the Underwriters with respect to the Firm Shares shall be adjusted by the Representatives so that no Underwriter shall be obligated to purchase Optional Shares in other than 100-share amounts.

       The Company hereby grants to the Underwriters the right to purchase at their election up to 375,000 Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering overallotments in the sale of the Firm Shares. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares is to be delivered, as determined by the Representatives but in no event earlier than the First Time of Delivery (as hereinafter defined) or, unless the Representatives and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice. Optional Shares shall be purchased severally for the account of the Underwriters in proportion to the number of Firm Shares set opposite the name of such Underwriters in Schedule I hereto.

       The Company shall not be obligated to deliver any of the Shares to be delivered at the First Time of Delivery or the Second Time of Delivery (as hereinafter defined), as the case may be, except upon payment for all the Shares to be purchased at such Time of Delivery (as hereinafter defined) as provided herein.

       3. Upon authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

       It is understood that 175,000 of the Firm Shares will initially be reserved by the several Underwriters for offer and sale upon the terms and conditions set forth in the Prospectus and in accordance with the rules and regulations of the National Association of Securities Dealers, Inc. to employees and persons having business relationships with the Company who have heretofore delivered to you offers or indications of interest to purchase shares of Firm Shares in form satisfactory to you, and that any allocation of such Firm Shares among such persons will be made in accordance with timely directions received by you from the Company; PROVIDED that under no circumstances will you or any Underwriter be liable to the Company or to any such person for any action taken or omitted in good faith in connection with such offering to employees and persons having business relationships with the Company. It is further understood that any shares of such Firm Shares which are not purchased by such persons will be offered by the Underwriters to the public upon the terms and conditions set forth in the Prospectus.

       4.     (a)    The Shares to be purchased by each Underwriter
hereunder, in definitive form, and in such authorized denominations and registered in such names as Dain Rauscher Incorporated may request in writing upon at least 48 hours' prior notice to the Company shall be delivered by or on behalf of the Company to Dain Rauscher Incorporated, for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of immediately available funds to the Company. The Company will cause the certificates representing the Shares to be made available for checking and packaging at least 24 hours prior to the Time of Delivery (as defined below) with respect thereto at the office of Dain Rauscher Incorporated, 2711 North Haskell Avenue, Suite 2400, Dallas, Texas 75204-2936 (the "Designated Office"). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:00 a.m., Dallas time, on March __, 1998 or such other time and date as Dain Rauscher Incorporated and the Company may agree upon in writing, and with respect to the Optional Shares, 9:00 a.m., Dallas time, on the date specified by Dain Rauscher Incorporated in the written notice given by Dain Rauscher Incorporated of the Underwriters' election to purchase such Optional Shares, or such other time and date as Dain Rauscher Incorporated and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the "First Time of Delivery," such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the "Second Time of Delivery," and each such time and date for delivery is herein called a "Time of Delivery."

       (b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross-receipt for the Shares and any additional documents requested by the Underwriters, will be delivered at the offices of Jackson Walker L.L.P., 1100 Louisiana Street, Suite 4200, Houston, Texas 77002 (the "Closing Location"), and the Shares will be delivered at the Designated Office, all at each Time of Delivery. A meeting will be held at the Closing Location at 4:00 p.m., Houston time, on the Business Day next preceding each Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Agreement, "Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the United States are generally authorized or obligated by law or executive order to close or a day when the Commission's office in Washington, D.C. is closed.

       5.     The Company agrees with each of the Underwriters:

              (a) To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Act not later than Commission's close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or to the Prospectus except as permitted herein; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representatives with copies thereof; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

              (b) To furnish promptly to each of the Representatives and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

              (c) To deliver promptly to the Representatives such number of the following documents as the Representatives shall reasonably request:
       (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto and, (ii) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus; and, if the delivery of a prospectus is required at any time after the Effective Time in connection with the offering or sale of the Shares or any other securities relating thereto and if, at such time, any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Act or the Exchange Act, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance;

              (d) To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Company or the Representatives, be required by the Act or requested by the Commission;

              (e) Prior to filing with the Commission any amendment to the Registration Statement or supplement to the Prospectus or any Prospectus pursuant to Rule 424 of the Rules and Regulations, to furnish a copy thereof to the Representatives and counsel for the Underwriters and obtain the consent of the Representatives to the filing;

              (f) To make generally available to its securityholders as soon as practicable, but in any event not later than 18 months after the effective date of the Registration Statement (as defined in Rule 158(c)) under the Act, an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations thereunder of the Commission (including, at the option of the Company, Rule 158);

              (g) During a period of five years from the Effective Date, to furnish to the Representatives copies of all reports or other communications (financial or otherwise) furnished to shareholders, and deliver to the Representatives (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or quotation system on which any class of securities of the Company is listed or included; and
       (ii) such additional information concerning the business and financial condition of the Company as the Representatives may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission);

              (h) Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation, to submit to taxation or to file a general consent to service of process in any jurisdiction;

              (i) During the period beginning from the date hereof and continuing to and including the date 180 days after the effective date of the Prospectus (the "180-Day Lockup Period"), not to, directly or indirectly, (1) offer for sale, sell, pledge, issue, distribute or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock, or sell or grant options, rights or warrants with respect to any shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock, or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, in each case without the prior written consent of Dain Rauscher Incorporated, except for (i) the issuance of the Shares hereunder, (ii) the issuances of shares of Common Stock in connection with the Share Exchange and the Acquisitions, as described in the Prospectus, (iii) the grant of options or other awards pursuant to the Company's 1997 Stock Compensation Plan, as in effect on the date hereof, and (iv) the issuance of up to 1,500,000 shares of Common Stock in connection with future acquisitions, PROVIDED that each recipient of shares of Common Stock referred to in clause (iii) or (iv) agrees with the Company not to offer for sale, sell or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any of such shares during the 180-Day Lockup Period; and to cause each
       (A) director, (B) officer, (C) each person or entity (other than PII) who is, prior to the First Closing Date, a stockholder of the Company (if any), and (D) each person or entity who will receive shares of Common Stock in connection with the Share Exchange, to furnish to the Representatives, prior to the First Time of Delivery, a letter or letters, in form and substance satisfactory to the Representatives, pursuant to which each such person shall agree not to, directly or indirectly, offer for sale, sell, assign, pledge, issue, distribute, grant any option or enter into any contract for the sale or otherwise transfer or dispose of any shares of Common Stock or any other securities of the Company or any security or other instrument which by its terms is convertible into or exercisable or exchangeable for shares of Common Stock or other securities of the Company, whether now owned or hereafter acquired by such person or entity or with respect to which such person or entity has or hereafter acquires the power of disposition, including, without limitation, any shares of Common Stock issuable under any employee stock option or warrant, during (A) the 180-Day Lockup Period, without the prior written consent of Dain Rauscher Incorporated, and (B) the period of one year from the date of the Prospectus (the "One-Year Lockup Period"), without the prior written consent of the Company, PROVIDED that the Company will not waive the foregoing restrictions applicable during the One-Year Lockup Period with respect to any shares of Common Stock (or other securities) without first notifying and consulting with Dain Rauscher Incorporated. The Company further agrees that, during the 180-Day Lockup Period, it will not, without the prior written consent of Dain Rauscher Incorporated, waive any provision of any agreement relating to any restriction imposed on any of its stockholders (including each person and entity who will receive shares of Common Stock in connection with the Acquisitions) with respect to the transfer or other disposition of shares of Common Stock or securities convertible into or exchangeable for Common Stock and will take all reasonable steps to enforce any such provision so as to limit the transfer or other disposition of those shares of Common Stock or securities convertible into or exchangeable for Common Stock during the 180-Day Lockup Period.

              (j) To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Prospectus under the caption "Use of Proceeds"; and

              (k) Prior to filing with the Commission any reports with respect to the offering and sale of the Shares and the application of the proceeds therefrom as may be required under the Act, the Rules and Regulations, the Exchange Act or the rules and regulations of the Commission thereunder, to furnish a copy thereof to the counsel for the Underwriters and receive and consider its comments thereon, and to deliver promptly to the Representatives a signed copy of each such report filed by it with the Commission.

       6. The Company covenants and agrees to pay (a) the costs incident to the authorization, issuance, sale and delivery of the Shares and any taxes payable in that connection; (b) the costs incident to the preparation, printing and filing under the Act of the Registration Statement and any amendments and exhibits thereto; (c) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), any Preliminary Prospectus, the Prospectus and any amendment or supplement to the Prospectus, all as provided in this Agreement; (d) the costs of producing and distributing this Agreement and any other related documents in connection with the offering, purchase, sale and delivery of the Shares; (e) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of sale of the Shares; (f) any applicable listing or other fees; (g) the fees and expenses of qualifying the Shares under the securities laws of the several jurisdictions as provided in
Section 5(h) and of preparing, printing and distributing a Blue Sky Memorandum, if any (including related fees and expenses of counsel to the Underwriters), (h) all costs and expenses of the Underwriters, including the fees and disbursements of counsel for the Underwriters, incident to the offer and sale of the Shares by the Underwriters to employees and persons having business relationships with the Company, as described in Section 3,

(i) all fees and expenses of an independent underwriter; and (j) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement; PROVIDED that, except as provided in this
Section 6 and in Section 11, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Shares which they may sell and the expenses of advertising any offering of the Shares made by the Underwriters.

       7. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and as of each Time of Delivery, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

              (a) The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a); no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

              (b) No Underwriter shall have discovered and disclosed to the Company on or prior to such Time of Delivery that the Registration Statement or the Prospectus or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

              (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Shares, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby, shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

              (d) Jackson Walker L.L.P. shall have furnished to the Representatives its written opinion, as counsel to the Company, addressed to the Underwriters and dated such Time of Delivery, in form and substance satisfactory to the Representatives, to the effect that:

                     (i) The Company and PII have been duly incorporated and are validly existing as corporations in good standing under the laws of the State of Delaware, are duly registered and qualified to transact business and are in good standing as foreign corporations in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification (except where the failure to register or qualify would not have a Material Adverse

              Effect), and have all power and authority necessary to own, lease, operate or hold their respective properties and conduct the businesses in which they are engaged and, to such counsel's knowledge, neither the Company nor PII is in violation of any provision of its charter, by-laws or other organizational documents;

                     (ii) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company (A) have been duly and validly authorized and issued, (B) are fully paid and nonassessable, (C) have not been issued in violation of any preemptive or similar rights under the Company's charter or by-laws, the laws of the State of Delaware or, to the knowledge of such counsel, otherwise and (D) conform to the description thereof contained in the Prospectus; after giving effect to the Share Exchange and the closing of the Acquisitions and the issuance of the shares of Common Stock contemplated by the Acquisition Agreements, but without giving effect to the issuance of the Shares pursuant to the terms of this Agreement, the Company has issued and outstanding ________ shares of Common Stock and no shares of preferred stock; and all of the issued shares of capital stock of PII (A) have been duly and validly authorized and issued,
              (B) are fully paid and nonassessable, (C) have not been issued in violation of any preemptive or similar rights under PII's charter or by-laws, the laws of the State of Delaware or, to the knowledge of such counsel, otherwise and (D) after giving effect to (1) the repurchase of an aggregate of 245,835 shares of Class B preferred stock of PII pursuant to the terms of the [Share Repurchase Agreement] dated as of __________ ___, 1997 by and among PII and ________________ (the "PII Preferred Stock Repurchase Agreement") and the redemption of all the remaining outstanding shares of preferred stock of PII pursuant to the terms of the Certificate of Designations, Rights and Preferences of Preferred Stock of PII filed with the Secretary of State of the State of Delaware on June 2, 1997 (the "PII Certificate of Designations") and the plan of redemption adopted by the Board of Directors of PII by unanimous written consent dated as of [August 16, 1997] (the "PII Plan of Redemption"), all as described in the Registration Statement and the Prospectus (collectively, the "Repurchase and Redemption Transactions"), (2) the PII Common Stock Repurchases and (3) the Share Exchange, will be owned directly by the Company, free and clear of all liens, encumbrances, equities or claims;

                     (iii) The Shares being issued and sold by the Company to the Underwriters at such Time of Delivery have been duly and validly authorized and, when issued and delivered against payment therefor as provided in this Agreement, will be duly and validly issued, fully paid and nonassessable and will not have been issued in violation of or be subject to any preemptive or similar rights under the Company's charter or by-laws, the laws of the State of Delaware or, to the knowledge of such counsel, otherwise;

                     (iv) Except as disclosed in the Prospectus, there are no restrictions upon the voting or transfer of any of the Shares pursuant to the Company's charter or by-laws, the laws of the State of Delaware or, to the knowledge of such counsel, otherwise;

                     (v) The form of certificate representing shares of Common Stock conforms to the applicable requirements of the Delaware General Corporation Law;

                     (vi) Other than as set forth in the Prospectus, such counsel does not know of any legal or governmental proceedings (domestic or foreign) pending to which the Company or PII is a party or of which any property or assets of the Company or PII is the subject which is of a character required to be disclosed in the Registration Statement and the Prospectus and which, if determined adversely to the Company or PII, might, singly or in the aggregate, have a Material Adverse Effect; and such counsel does not know of any such proceedings that are threatened by any governmental authorities or threatened by others;

                     (vii) The Registration Statement was declared effective under the Act, the Prospectus was filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and, to the knowledge of such counsel after making telephone inquiries to the staff of the Commission at such Time of Delivery, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose is pending or threatened by the Commission;

                     (viii) The Registration Statement and the Prospectus and
              any further amendments or supplements thereto made by the Company prior to such Time of Delivery (other than the financial statements and schedules (including the notes thereto and the auditors' reports thereon) and the other financial data included therein and the exhibits thereto, as to which such counsel need express no opinion) appear on their face to have been appropriately responsive in all material respects to the requirements of the Act and the Rules and Regulations;

                     (ix) To the knowledge of such counsel, (i) there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed as exhibits thereto and (ii) the descriptions thereof or references thereto are correct;

                     (x) The Company has full corporate power and authority to enter into this Agreement and to issue, sell and deliver the Shares to the Underwriters as provided herein, and this Agreement has been duly authorized, executed and delivered by the Company;

                     (xi) The execution and delivery of this Agreement, the issuance and sale of the Shares being delivered at such Time of Delivery by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or PII is a party or by which the Company or PII is bound or to which any of the property or assets of the Company or PII is subject and which has been filed as an exhibit to the Registration Statement, nor will such actions result in any violation of the provisions of the charter or by-laws of the Company or PII or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body (whether domestic or foreign) having jurisdiction over the Company or PII or any of their properties or assets, other than (i) state securities laws of the various states or other jurisdictions or
              (ii) dental regulations (as to which such counsel shall deliver a reasoned opinion as contemplated by Subsection 7(d)(xii) below); and, except for the registration of the Shares under the Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the Shares by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Company or the consummation of the transactions contemplated hereby;

                     (xii) The Company has the corporate power and authority to enter into the Transaction Agreements to which it is a party and to perform its obligations thereunder; the execution and delivery of, and the performance by the Company of its obligations under, the Transaction Agreements have been duly and validly authorized by the Company, and each Transaction Agreement has been duly executed and delivered by the Company and is a legal, valid and binding agreement of the Company, enforceable in accordance with its terms, except as that enforceability may be subject to the effect of (A) any applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting creditors' rights generally and (B) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); PROVIDED that the opinion set forth in this subparagraph with respect to enforceability of the Transaction Agreements will be subject to a reasoned analysis of the prohibition against the corporate practice of dentistry in the State of Texas established by the Tex. Health & Safety Code Ann. arts. 4548a and 4551a(8) and the line of analogous court decisions relating to the corporate practice of medicine including FLYNN BROS., INC. V. FIRST MEDICAL ASSOC., 715 S.W.2d 782 (Tex. App.--Dallas 1986, writ ref'd n.r.e.);

                     (xiii) Each of the Acquisitions has been consummated
              pursuant to the terms of the Acquisition Agreement related thereto;

                     (xiv) The PII Common Stock Repurchases have been completed pursuant to the terms of the PII Common Stock Repurchase Agreement, the Share Exchange has been completed pursuant to the terms of the Share Exchange Agreement and the Repurchase and Redemption Transactions have been completed pursuant to the terms of the PII Preferred Stock Repurchase Agreement, the PII Certificate of Designations and the PII Plan of Redemption;

                     (xv) The Shares and the shares of Common Stock issued in connection with the Share Exchange and the Acquisitions have been approved for listing, subject to notice of issuance, on the American Stock Exchange;

                     (xvi) Neither the Company nor any subsidiary is an "investment company" within the meaning of such term under the Investment Company Act of 1940 and the rules and regulations of the Commission thereunder; and

                     (xvii) To such counsel's knowledge, there are no contracts, agreements or understandings between the Company and any person granting such person the right to (i) require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person,
              (ii) require the Company to include such securities in the securities registered pursuant to the Registration Statement or
              (iii) except as described in the Prospectus, require that any securities be registered pursuant to any other registration statement filed by the Company under the Act.

       In rendering such opinion, such counsel may state that its opinion is limited to matters governed by the Federal laws of the United States of America, the laws of the State of Texas and the corporate laws of the State of Delaware. Such counsel shall also have furnished to the Representatives a written statement, addressed to the Underwriters and dated such Time of Delivery, in form and substance satisfactory to the Representatives, to the effect that (x) such counsel has acted as counsel to the Company in connection with the preparation of the Registration Statement, and (y) based on the foregoing, no facts have come to the attention of such counsel which lead it to believe that the Registration Statement (other than (i) the financial statements and schedules (including the notes thereto and the auditors' reports thereon) included therein or omitted therefrom and (ii) the other financial information contained therein or omitted therefrom, and it being understood that such counsel is not, by this statement, making any statement as to the accuracy of any statement or representation contained in any exhibit to the Registration Statement), as of the Effective Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the

       Prospectus contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The foregoing opinion and statement may be qualified by a statement to the effect that such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus.

              (e) Kimberlee K. Rozman, general counsel of the Company, shall have furnished to the Representatives her opinion, addressed to the Underwriters and dated such Time of Delivery, in form and substance satisfactory to the Representatives, to the effect that:

                     (i) The Company and PII have been duly incorporated and are validly existing as corporations in good standing under the laws of the State of Delaware, are duly registered and qualified to transact business and are in good standing as foreign corporations in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification (except where the failure so to register or qualify would not have a Material Adverse Effect), and have all power and authority necessary to own, lease, operate or hold their respective properties and conduct the businesses in which they are engaged and, to such counsel's knowledge, neither the Company nor PII is in violation of any provision of its charter, by-laws or other organizational documents;

                     (ii) The Shares being issued and sold by the Company to the Underwriters at such Time of Delivery have been duly and validly authorized and, when issued and delivered against payment therefor as provided in this Agreement, will be duly and validly issued, fully paid and nonassessable and will not have been issued in violation of or be subject to any preemptive or similar rights under the Company's charter or by-laws, the laws of the State of Delaware or, to the knowledge of such counsel, otherwise;

                     (iii) There are no restrictions upon the voting or transfer of any of the Shares pursuant to the Company's charter or by-laws, the laws of the State of Delaware or, to such counsel's knowledge, otherwise;

                     (iv) To the best of such counsel's knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings (domestic or foreign) pending to which the Company or PII is a party or of which any property or assets of the Company or PII is the subject which, if determined adversely to the Company or PII, might, singly or in the aggregate, have a Material Adverse Effect; and, to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by any governmental authorities or threatened by others;

                     (v) The Company has full corporate power and authority to enter into this Agreement and to issue, sell and deliver the Shares to the Underwriters as provided herein, and this Agreement has been duly authorized, executed and delivered by the Company;

                     (vi) The execution and delivery of this Agreement, the issuance and sale of the Shares being delivered at such Time of Delivery by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or PII is a party or by which the Company or PII is bound or to which any of the property or assets of the Company or PII is subject and which has been filed as an exhibit to the Registration Statement, nor will such actions result in any violation of the provisions of the charter or by-laws of the Company or PII or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body (whether domestic or foreign) having jurisdiction over the Company or PII or any of their properties or assets, other than (i) state securities laws of the various states or other jurisdictions or
              (ii) dental regulations (as to which such counsel shall deliver a reasoned opinion as contemplated by subsection 7(e)(vii) below); and, except for the registration of the Shares under the Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the Shares by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Company or the consummation of the transactions contemplated hereby;

                     (vii) The Company has the corporate power and authority to enter into the Transaction Agreements to which it is a party and to perform its obligations thereunder; the execution and delivery of, and the performance by the Company of its obligations under, the Transaction Agreements have been duly and validly authorized by the Company, and each Transaction Agreement has been duly executed and delivered by the Company and is a legal, valid and binding agreement of the Company, enforceable in accordance with its terms, except as that enforceability may be subject to the effect of (A) any applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting creditors' rights generally and (B) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); PROVIDED that the opinion set forth in this subparagraph with respect to enforceability of the Transaction Agreements in each of the applicable jurisdictions may be subject to a reasoned analysis of the prohibition against the corporate practice of dentistry in the applicable jurisdiction, as set forth in an opinion of other counsel delivered as provided in the last paragraph of this
              Section 7(e);

                     (viii) To the best of such counsel's knowledge, (i) there
              are no contracts or other documents that are required to be described or referred to in the Prospectus or to be filed as exhibits to the Registration Statement that have not been described or referred to therein or filed as exhibits to the Registration Statement, (ii) the descriptions thereof or references thereto are correct and (iii) no default exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument so described, referred to or filed, except for such defaults that would not, singly or in the aggregate, have a Material Adverse Effect;

                     (ix) The Company has full corporate power and authority, and all necessary governmental authorizations, approvals, orders, licenses, certificates, franchises and permits of and from all governmental regulatory officials and bodies (except where the failure so to have any such authorizations, approvals, orders, licenses, certificates, franchises or permits would not, singly or in the aggregate, have a Material Adverse Effect), to own its properties and to conduct its business in the manner described in the Prospectus;

                     (x) The Company's conduct of its business complies in all material respects with the laws and governmental regulations relating to the corporate practice of dentistry in each jurisdiction in which it conducts its business (except where the failure to comply would not, singly or in the aggregate, have a Material Adverse Effect); PROVIDED that the opinion set forth in this subparagraph may be subject to a reasoned analysis of the prohibition against the corporate practice of dentistry in each such jurisdiction, as set forth in an opinion of other counsel delivered as provided in the last paragraph of this Section 7(e);

                     (xi) Each of the Acquisitions has been consummated pursuant to the terms of the Acquisition Agreement related thereto;

                     (xii) The PII Common Stock Repurchases have been completed pursuant to the terms of the PII Common Stock Repurchase Agreement, the Share Exchange has been completed pursuant to the terms of the Share Exchange Agreement and the Repurchase and Redemption Transactions have been completed pursuant to the terms of the PII Preferred Stock Repurchase Agreement, the PII Certificate of Designations and the PII Plan of Redemption;

                     (xiii) To the best of such counsel's knowledge, there are
              no contracts, agreements or understandings between the Company and any person granting such person the right to (i) require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person, (ii) require the Company to include such securities in the securities registered pursuant to the Registration Statement or (iii) except as described in the Prospectus, require that any securities be registered pursuant to any other registration statement filed by the Company under the Act; and

                     (xiv) The statements contained in the Prospectus under the captions "Risk Factors--Absence of Combined Operating History," "Risk Factors--Reliance on Affiliated Practices and Dentists," "Risk Factors--Government Regulation," "Risk Factors--Potential Effect of Shares Eligible for Future Sale on Price of Common Stock," "Risk Factors--Certain Anti-takeover Provisions," "Business--Summary of Terms of Acquisitions," "Business--Service Agreements," "Business--Dentist Agreement," "Business--Dentist Employment Agreements," "Business--Litigation and Insurance," "Business--Government Regulation," "Management--Executive
              Compensation," "Management--Employment Agreements," "Management-- 1997 Stock Compensation Plan," "Certain Transactions," "Description of Capital Stock," "Shares Eligible for Future Sale" and "Underwriting," and in Items 14 and 15 of Part II of the Registration Statement, insofar as such statements purport to summarize the provisions of the documents or agreements referred to therein or matters of law or legal conclusions, are true and correct in all material respects and constitute a fair summary thereof.

              In rendering such opinion, such counsel may rely, to the extent she considers such reliance appropriate, upon the opinion of other counsel retained by her or the Company (which may include local counsel referred to in Section 7(f)), PROVIDED that such other counsel is satisfactory to counsel for the Underwriters, furnishes a copy of its opinion to the Representatives and specifically addresses such opinion to the Representatives. Such counsel shall also have furnished to the Representatives a written statement, addressed to the Underwriters and dated such Time of Delivery, in form and substance satisfactory to the Representatives, to the effect that (x) she has acted as general counsel of the Company since its inception and, as such, is familiar with the Company, its operations and the terms and conditions of the Acquisitions and the Service Agreements and has acted as general counsel of the Company in connection with the preparation of the Registration Statement and (y) based on the foregoing, no facts have come to her attention which lead her to believe that the Registration Statement (other than the financial statements and schedules (including the notes thereto and the auditors' reports thereon) included therein or omitted therefrom, and it being understood that such counsel is not, by this statement, making any statement as to the accuracy of any statement or representation contained in any exhibit to the Registration Statement), as of the Effective Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectus contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

              (f) The Representatives shall have received from local counsel to the Company licensed to practice in each jurisdiction in which a PA Affiliate is organized or doing business, which local counsel shall be satisfactory to the Representatives, such opinions, dated such Time of Delivery and expressly addressed to the Representatives, on behalf of the Underwriters, each in substantially the form of the opinion letter set forth in Exhibit A hereto, with such changes thereto as shall be acceptable to the Representatives. The Representatives shall have received from local counsel to each of the PA Affiliates licensed to practice in each jurisdiction in which a PA Affiliate is organized or doing business, which local counsel shall be satisfactory to the Representatives, such opinions, dated such Time of Delivery and expressly addressed to the Representatives, on behalf of the Underwriters, each in substantially the form of the opinion letter set forth in Exhibit B hereto, with such changes thereto as shall be acceptable to the Representatives.

              (g) The Representatives shall have received from Baker & Botts, L.L.P., counsel for the Underwriters, such opinion or opinions, dated such Time of Delivery, with respect to the issuance and sale of the Shares, the Registration Statement, the Prospectus and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

              (h) At the time of execution of this Agreement, the Representatives shall have received from Coopers & Lybrand LLP a letter, in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof, (i) confirming that they are independent public accountants within the meaning of the Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "comfort letters" to underwriters in connection with registered public offerings.

              (i) With respect to the letter of Coopers & Lybrand LLP referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (the "initial letter"), the Company shall have furnished to the Representatives a letter (the "bring-down letter") of such accountants, addressed to the

       Underwriters and dated such Time of Delivery, (i) confirming that they are independent public accountants within the meaning of the Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of the bring-down letter (PROVIDED that such date shall not be prior to the Effective Date)), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

              (j) The Company shall have furnished to the Representatives a certificate, dated such Time of Delivery, of its Chairman of the Board or its President and Chief Executive Officer and its Chief Financial Officer stating that:

                     (i) The representations, warranties and agreements of the Company in Section 1 are true and correct as of such Time of Delivery; the Company has complied with all of its agreements contained herein; and the conditions set forth herein have been fulfilled; and

                     (ii) They have carefully examined the Registration Statement and the Prospectus and, in their opinion (A) as of the Effective Date, the Registration Statement and Prospectus did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) since the Effective Date, no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement or the Prospectus.

              (k) (i) None of the Company, PII or the PA Affiliates shall have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, or (ii) since the respective dates as of which information is given in the Prospectus there shall not have been any material change in the capital stock or short-term or long-term debt of the Company, PII or any of the PA Affiliates or any change, or any development involving a prospective change, in or affecting the general affairs, management, consolidated financial position, stockholders' equity, results of operations or prospects of the Company and PII, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus.

              (l) On or after the date hereof, there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, (ii) or a suspension or material limitation in trading in the Company's securities, (iii) a general moratorium on commercial banking activities declared by either Federal or state authorities, (iv) the outbreak or escalation of hostilities involving the United States or a declaration by the United States of a national emergency or war or (v) such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Representatives or a majority in interest of the several Underwriters, impracticable or inadvisable to proceed with the public offering or delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus.

              (m) The Shares to be sold by the Company at such Time of Delivery, together with the shares of Common Stock issued or to be issued in connection with the Share Exchange and the Acquisitions, shall have been approved for listing, subject to notice of issuance, on the American Stock Exchange.

              (n) The PII Common Stock Repurchases shall have been completed pursuant to the terms of the PII Common Stock Repurchase Agreement, the Share Exchange shall have been completed pursuant to the terms of the Share Exchange Agreement and the Repurchase and Redemption Transactions shall have been completed pursuant to the terms of the PII Preferred Stock Repurchase Agreement, the PII Certificate of Designations and the PII Plan of Redemption.

              (o) The Acquisitions shall have been consummated on the terms set forth in the Registration Statement and the Acquisition Agreements, without waiver or modification of any material terms or provisions of any Acquisition Agreement, except as may be approved by the Representatives.

              (p) The Company shall have obtained and delivered to the Underwriters executed copies of the agreements to the effect set forth in
       Section 5(i) from each of the persons referred to in such Section in form and substance satisfactory to the Representatives.

       All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

       8. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; PROVIDED, HOWEVER, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Dain Rauscher Incorporated expressly for use therein (which information is identified in subsection (b) below).

       (b) Each Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred. The Underwriters severally confirm that the statements with respect to this public offering of the Shares by the Underwriters set forth on the cover page of, the legend concerning over-allotments on the inside front cover page of, and the concession and reallowance figures appearing under the caption "Underwriting" in, the Prospectus are correct, and the Underwriters and the Company agree that such information constitutes the only information concerning any of the Underwriters furnished in writing to the Company by or on behalf of any of the Underwriters specifically for inclusion in the Registration Statement and the Prospectus.

       (c)    Promptly after receipt by an indemnified party under subsection
(a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnified party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment
(i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

       (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters with respect to the Shares, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

       (e) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the Act.

       9. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within 36 hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of 36 hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Shares, or the Company notify you that they have so arranged for the purchase of such Shares, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to the Shares purchased by it thereunder.

       (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

       (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in
Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

       10. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares.

       11. The obligations of the Underwriters hereunder may be terminated by you by notice given to and received by the Company prior to delivery of and payment for the Firm Shares if, prior to that time, any of the events described in Sections 7(k) or 7(l), shall have occurred or if the Underwriters shall decline to purchase the Shares for any reason permitted under this Agreement.

       12. If the Company shall fail to tender the Shares for delivery to the Underwriters by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed, or because any other condition of the Underwriters' obligations hereunder required to be fulfilled by the Company is not fulfilled, the Company will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Shares and, upon demand, the Company shall pay the full amount thereof to you. If this Agreement is terminated pursuant to Section 9 by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

       13. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Dain Rauscher Incorporated on behalf of you as the Representatives.

       All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you in care of Dain Rauscher Incorporated at Cityplace, 2711 North Haskell Avenue, Suite 2400, Dallas, Texas 75204-2936,
Attention: Corporate Syndicate Department; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to Pentegra Dental Group, Inc., 2999 N. 44th Street, Suite 650, Phoenix, Arizona 85018, facsimile number (602) 952-0544, Attention: President; PROVIDED, HOWEVER, that any notice to an Underwriter pursuant to Section 8(d) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

       14. Time shall be of the essence in the performance of this Agreement. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters and the Company and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

       15. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

       16. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

       17. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

       If the foregoing is in accordance with your understanding, please sign and return to us one for the Company and for each of you plus one for each counsel counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination, upon request, but without warranty on your part as to the authority of the signers thereof.

                                   Very truly yours,

                                   PENTEGRA DENTAL GROUP, INC.

                                   By:
                                      -----------------------------------------
                                          Gary S. Glatter
                                          President and Chief Executive Officer


Accepted as of the date hereof:

DAIN RAUSCHER INCORPORATED
EVEREN SECURITIES, INC.



By DAIN RAUSCHER INCORPORATED


By: ---------------------------------------
     On behalf of each of the Underwriters

                                     SCHEDULE I


                                                        Number of
       Underwriters                                       Shares
       ------------                                     ---------

       Dain Rauscher Incorporated......................
       EVEREN Securities, Inc. ........................


                                                        ---------
              Total.................................... 2,500,000
                                                        ---------
                                                        ---------

                                     SCHEDULE II

                                    PA AFFILIATES


James P. Allen, D.D.S.

Walter J. Anderson, D.D.S., Donald H. Plotkin, D.D.S., William H. Swilley, D.D.S., William A. Cerny, D.D.S. and Graham A. Satchell, D.D.S., Inc., dba Anderson Dental Group

Ronnie Andress, D.D.S., Inc.

Victor H. Burdick, D.D.S., P.C.

Marvin V. Cavallino, D.D.S., A Professional Corporation

James H. Clarke, Jr., D.D.S., Inc.

Henry Cuttler, D.D.S.

Edward T. Dougherty, Jr., D.D.S., P.A.

Family Dental Centers, P.A.

Richard H. Fettig, D.D.S.

Alan H. Gerbholz, D.D.S., P.C.

Michael J. Gershtenson, D.D.S., P.C.

Mack E. Greder, D.D.S., P.C.

Salvatore J. Guarnieri, D.D.S.

Kent M. Hamilton, D.D.S., P.C.

David R. Henderson, D.D.S.

Stephen Hwang, D.D.S.

Jackson Dental Partnership

Bruce A. Kanehl, D.D.S.

Roger Allen Kay, D.D.S., P.A.

Patrick T. Kelly, D.D.S., P.C.

Brian K. Kniff, D.D.S., P.C.

Lakeview Dental, P.C.

Donald W. Lanning, D.D.S.

David A. Little, D.D.S.

Susan E. Lunson, D.D.S., P.C.

Richard W. Mains, Jr., D.M.D., P.C.

James M. McDonough, D.D.S.

James W. Medlock, D.D.S., P.A.

James Randy Mellard, D.D.S., M.S., P.C.

Mary B. Mellard, D.D.S., P.C.

T.L. Mullooly, D.D.S., Inc.

Byron L. Novosad, D.D.S., Inc.

Randy O'Brien, D.D.S., Inc.

Terrence C. O'Keefe, D.D.S.

Harold A. Pebbles, D.D.S., P.C.

Jimmy F. Pinner, D.D.S.

Omer K. Reed, D.D.S., Ltd.

Richard Reinitz, D.D.S., P.C.

Greg Richards, D.D.S.

Richard N. Smith, DMD, P.C.

John N. Stellpflug, D.D.S.

Jack Stephens, D.D.S.

Y. Paul Suzuki, D.D.S., P.S.

Donald F. Tamborello, D.D.S.

Helena Thomas, D.D.S.

Louis J. Thornley, D.D.S., P.S.

S. Victor Uhrenholdt, D.D.S.

Scott Van Zandt, D.D.S.

Ronald M. Yaros, D.D.S., P.C.

James P. Allen, D.D.S., P.C.

Walter J. Anderson, D.D.S., P.C.

Family Dental Center, P.A.

Ronnie L. Andress, D.D.S., Inc.

Victor H. Burdick, Jr., D.D.S., P.C.

Marvin V. Cavallino, D.D.S., Ltd.

________________________

Henry F. Cuttler, D.D.S., P.C.

Dougherty Dental Corporation, P.A.

Fettig Dental Corporation, P.A.

Gasser Dental Corporation, P.A.

Gasser Dental Corporation, P.A.

Alan H. Gerbohlz, D.D.S., P.C.

Front Range Dental Group, P.C.

M.G., D.D.S., P.C.

Salvatore J. Guarnieri, D.D.S., P.C.

Kent Hamilton, D.D.S., P.C.

________________________

________________________

Jackson Dental Partnership

Kanehl Dental Group, P.A.

Roger Allen Kay, D.D.S., P.C.

Kelly Dental Care of Marquette, P.C.

Kniff Dental Corporation, P.A.

Donald W. Lanning, D.D.S., P.C.

David A. Little, D.D.S., P.C.

Susan E. Lunson, D.D.S., P.C.

Richard W. Mains, Jr., D.M.D., P.C.

James M. McDonough, D.D.S., P.C.

James W. Medlock, D.D.S., P.A.

Northwest Periodontics, Inc.

Northwest Dental Management, Inc.

Mullooly Dental Corporation

Byron L. Novosad, D.D.S.

Randy S. O'Brien, D.D.S., Inc.

Terrence C. O'Keefe, D.D.S., P.C.

Harold A. Pebbles, Jr., D.D.S., P.S.

Jimmy F. Pinner, D.D.S., P.C.

Concord Dental, Ltd.

Reinitz Dental Services, Inc.

______________________

Smith Dental Corporation, P.C.

John N. Stellpflug, D.D.S., S.C.

Jack Stephens, D.D.S., P.C.

Y. Paul Suzuki, D.D.S., P.S.

Donald F. Tamborello, D.D.S., P.C.

Helena Thomas, D.D.S., P.C.

Thornley Dental Clinic, P.C.

S. Victor Uhrenholdt, D.D.S., P.C.

Scott Van Zandt, D.D.S., P.C.

Aspenwood Dental Associates, P.C.

                                      EXHIBIT A

                   FORM OF OPINION OF LOCAL COUNSEL FOR THE COMPANY

Pentegra Dental Group, Inc.                                   [DATE OF CLOSING]
2999 N. 44th Street, Suite 650
Phoenix, Arizona  85018

Dain Rauscher Incorporated
2711 N. Haskell Avenue
Dallas, TX 75204

EVEREN Securities, Inc.
77 West Wacker Drive
31st Floor
Chicago, Illinois 80601

       Re: [Contribution Agreement] [Agreement and Plan of Reorganization] dated ________________; Service Agreement dated _________________;
              Dentist Agreement dated __________________; Employment Agreement dated _________________.

Ladies and Gentlemen:

       We have acted as special counsel in the State of [______________] to Pentegra Dental Group, Inc., a Delaware corporation ("Pentegra"), in connection with that certain [Contribution Agreement] [Agreement and Plan or Reorganization] dated ___________________, (the "Acquisition Agreement") by and among Pentegra and __________________ ("Practice"), that certain Service Agreement dated ___________________ (the "Service Agreement"), by and among Pentegra and the Practice, that certain Dentist Agreement dated __________________ (the "Dentist Agreement"), by and among ________________
("Dentist") and Pentegra and that certain Employment Agreement dated _______________ (the "Employment Agreement"), by and among Practice and Dentist (collectively, the "Agreements"). This opinion is delivered to you pursuant to
Section 7 of the Underwriting Agreement by and between Pentegra and Dain Rauscher Incorporated and EVEREN Securities, Inc., individually and as representatives of the several underwriters named in Schedule I thereto (the "Underwriters").

Pentegra Dental Group, Inc.              -2-                    March ___, 1998
Dain Rauscher Incorporated
EVEREN Securities, Inc.

       We understand that (i) pursuant to the terms of the Acquisition Agreement, Pentegra will acquire substantially all of the Practice's equipment, personnel and goodwill associated therewith in exchange for cash, Pentegra common stock ("Pentegra Shares"), or a combination thereof; (ii) with respect to an Agreement and Plan of Reorganization, the separate corporate existence of the Practice shall cease; (iii) with respect to an Agreement and Plan of Reorganization, prior to the statutory merger of the Practice into Pentegra, the dentists and patient records, if any, of the Practice will be transferred to a newly organized professional entity (the "New PC") which will become bound by the Service Agreement; and (iv) Pentegra and the Practice, in the case of a Contribution Agreement, or New PC in the case of an Agreement and Plan of Reorganization, will enter into the Service Agreement, pursuant to which Pentegra will provide facilities, equipment and business and administrative management services necessary for the operation of the New PC or the Practice, as applicable.

       In rendering such opinions we have assumed that the signatures on all documents examined are genuine, that all documents submitted to us as originals are accurate and complete, and that all documents submitted to us as copies are true, correct and complete copies of the originals thereof.

       Without limiting the foregoing, we have examined originals or copies otherwise identified to our satisfaction as being true and correct copies of the following documents of Pentegra, the Practice and the Dentist:

              (a)    The Acquisition Agreement [and related Exhibits and
                     Schedules];

              (b)    The Service Agreement [and related Exhibits and Schedules];

              (c)    The Dentist Agreement; and

              (d)    The Employment Agreement.

       Based solely upon the foregoing, subject to the comments and exceptions stated herein, and limited in all respects to the laws of the State of [______________], we are of the opinion that, except as further discussed below:

       1. The Service Agreement, the Acquisition Agreement, the Dentist Agreement and the Employment Agreement constitute the valid and binding obligations of each party thereto enforceable in accordance with their respective terms, except as may be limited by future determinations, rulings or opinions pursuant to any healthcare related law, rule, statute, ordinance or regulation of the state of [________________]. Specifically, the transactions and arrangements contemplated under the Acquisition Agreement, the Service Agreement, the Dentist Agreement and

Pentegra Dental Group, Inc.              -3-                    March ___, 1998
Dain Rauscher Incorporated
EVEREN Securities, Inc.

the Employment Agreement do not violate any [State] statute, regulation, judicial or regulatory interpretation (collectively, "State Law") prohibiting, regulating or restricting:

              (a)    the corporate practice of dentistry;

              (b) sharing or dividing fees by or among dentists or other health care providers, often referred to as fee splitting laws;

              (c) referrals by dentists to entities providing health care services or goods with which the dentist has an ownership interest or compensation arrangement, often referred to as self-referral laws; or

              (d) payments to or from dentists or other health care providers as inducements for referrals of patients or purchases of health care goods or services, often referred to as illegal remuneration or anti-kickback laws.

A.     CORPORATE PRACTICE OF DENTISTRY

       [INSERT NECESSARY DISCUSSION]

B.     FEE SPLITTING

       [INSERT NECESSARY DISCUSSION]

C.     SELF REFERRALS

       [INSERT NECESSARY DISCUSSION]

D.     ANTI-KICKBACK

       [INSERT NECESSARY DISCUSSION]

       We further are of the opinion that:

       2. No consent, license, approval or authorization of, or registration or declaration with, any state or local governmental body, authority, bureau, agency, or court is required in connection with the execution and delivery of the Agreements or other agreements contemplated thereby, or the consummation of the transactions contemplated thereby, on the part of Pentegra.

Pentegra Dental Group, Inc.              -4-                    March ___, 1998
Dain Rauscher Incorporated
EVEREN Securities, Inc.


       3. To our knowledge, there is no pending legislation or proposed regulations, guidelines or instructions, or pending or threatened action, suit or proceeding before any court or governmental agency, authority or arbitrator to require licensure, certificate of need or other health planning approval, accreditation or any other regulatory approval for the operation of a dental practice management company which would have a material adverse effect on Pentegra or the Practice.

       This opinion is furnished by us and is solely for your benefit and the benefit of all the Underwriters and their counsel, and you and they are justified in relying thereon, and such reliance is reasonable under the circumstances. No other use or distribution of this opinion may be made without our prior written consent, except in response to a valid subpoena or other lawful process.

                                                 Sincerely,

                                                 [FIRM]


                                                 By:
                                                    ---------------------------
                                                    [Attorney]

                                      EXHIBIT B

                FORM OF OPINION OF LOCAL COUNSEL FOR THE PA AFFILIATES

                OPINION OF COUNSEL TO THE COMPANY AND THE STOCKHOLDERS
                             (FOR CONTRIBUTION AGREEMENT)




                                                                 March __, 1998


To:    Pentegra Dental Group, Inc.
       2999 N. 44th Street, Suite 650
       Phoenix, Arizona  85018

       Dain Rauscher Incorporated
       2711 N. Haskell Avenue, Suite 2400
       Dallas, Texas  75204

       EVEREN Securities, Inc.
       77 West Wacker Drive
       31st Floor
       Chicago, Illinois 80601

       (a)    The Company

              (i) is a [professional] [association] [corporation] duly organized, validly existing and in good standing under the laws of the state of its organization,

              (ii) is duly qualified and has all necessary licenses, permits, approvals, consents, qualifications, authorizations and accreditations of any governmental agency or authority and under all applicable laws or regulations to own and operate its assets and properties as now owned or operated and to carry on its business as now conducted (the "Approvals"), and the continuation, validity and effectiveness of all the Approvals will not be adversely affected by the transactions and arrangements contemplated by the Agreement, the Service Agreement and the transactions contemplated thereby, and

              (iii) is duly qualified as a foreign [professional] [association] [corporation] to do business and is in good standing in every jurisdiction in which the failure to so qualify would have a material adverse effect upon its business.

       (b) Each Stockholder has all necessary licenses, permits, approvals, consents, qualifications, authorizations and accreditations of any agency or authority and under all applicable laws or regulations to practice dentistry in the state of ______________ and to provide dental services as now provided (the "Stockholder Approvals"), and the continuation, validity and

Pentegra Dental Group, Inc.               -2-                    March __, 1998
Dain Rauscher Incorporated
EVEREN Securities, Inc.

effectiveness of all the Stockholder Approvals will not be adversely affected by the transactions contemplated by the Agreement, the Service Agreement and the other transactions contemplated thereby.

       (c) To the best of such counsel's knowledge, there is no pending legislation, or proposed regulations, guidelines or instructions, or pending or threatened action, investigation, suit or proceeding before any court or governmental agency, authority or arbitrator to require licensure, certificate of need or other health planning approval, accreditation or any other regulatory approval for the operation of a dental practice or the provision of dental services which would result in a material adverse effect with respect to the Company.

       (d) To the best of such counsel's knowledge, (i) no condition exists, and no event has occurred, which, with the giving of notice, the passage of time or both, would result in the suspension, revocation, impairment, forfeiture or nonrenewal of any of the Approvals or the Stockholder Approvals, and (ii) there is no claim pending challenging the validity of any of the Approvals or the Stockholder Approvals.

       (e) The Stockholders own all of the issued and outstanding shares of capital stock of the Company, and to the best of such counsel's knowledge, such stock is owned free and clear of any lien or adverse claim. None of those shares were issued in violation of any preemptive or other similar rights. All of those shares have been duly authorized and validly issued and are fully paid and nonassessable. To the best knowledge of such counsel, there are no existing options, warrants, subscriptions or other rights to purchase, or securities convertible into or exchangeable for, the capital stock of the Company. To the best knowledge of such counsel, except for the Agreement, neither the Company nor any Stockholder is a party to or bound by any agreement, instrument, contract, obligation, commitment or understanding of any character, whether written or oral, express or implied, relating to the sale, assignment, conveyance, encumbrance, transfer or delivery of any capital stock of the Company or substantially all of the assets of the Company.

       (f) The Company has all requisite corporate power and authority to execute, deliver and perform the Agreement, the Service Agreement, the Security Agreement, the Employment Agreements and the other agreements to which it is a party contemplated thereby (the "Agreements"). The execution, delivery and performance by the Company of the Agreements and the other agreements to which the Company is a party contemplated thereby have been duly authorized by all necessary corporate action on the part of the Company, and the Agreements and the other agreements to which it is a party contemplated thereby have been duly executed and delivered by the Company and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as may be limited by

Pentegra Dental Group, Inc.               -3-                    March __, 1998
Dain Rauscher Incorporated
EVEREN Securities, Inc.

applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies.

       (g) The Agreements and the other agreements to which any Stockholder is a party contemplated thereby have been duly executed and delivered by the Stockholders and constitute valid and binding obligations of the applicable Stockholder, enforceable against such Stockholder in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies.

       (h) To the best knowledge of such counsel, except as disclosed in the Schedules, there is no action, investigation, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency now pending or threatened against the Company or any Stockholder, or affecting the assets or the business of the Company or questioning the validity of any of the Agreements.

       (i) To the best knowledge of such counsel, except as disclosed in the Schedules, (i) the Company is not in violation of any provision of its [Certificate] [Articles] of [Incorporation] [Association] or Bylaws, and (ii) neither the Company nor any Stockholder, is in default with respect to any judgment, writ, injunction or decree of any court or governmental instrumentality or agency or in the performance, observance or fulfillment of any obligation, covenant or agreement to which it or he is bound or to which any of the assets of the Company is subject.

       (j) Neither the execution, delivery and performance of the Agreements and the other agreements to which the Company is a party contemplated thereby nor the consummation of the transactions contemplated thereby will conflict with, or result in a breach of the terms, conditions and provisions of, or constitute a default under, the [Certificate] [Articles]
 of [Incorporation][Association] or Bylaws of the Company or, to the best knowledge of such counsel, any agreement, indenture or other instrument to which the Company or any Stockholder is bound or to which any assets of the Company are subject, or result in the creation or imposition of any security interest, lien, charge or encumbrance upon any of the assets of the Company.

       (k) No consent of any person, corporation, association, company, partnership or other entity, and no consent, license, approval or authorization of, or registration or declaration with, any governmental body, authority, bureau or agency or federal, state or local court is required in connection with the execution and delivery of the Agreements and the other agreements contemplated thereby, or the consummation of the transactions contemplated thereby, on the part

Pentegra Dental Group, Inc.               -4-                    March __, 1998
Dain Rauscher Incorporated
EVEREN Securities, Inc.

of the Company or the Stockholders, or to the extent that any such consent or other action may be required, it has been validly procured or taken.

       For purposes of this opinion, "knowledge" of counsel shall mean (with respect to matters of fact) that after an examination of documents made available to counsel by the Company and the Stockholders and after inquiry of the Stockholders and officers of the Company, but without any judgment or litigation searches or any other independent factual investigation, counsel has no reason to believe that statements made to such counsel's "knowledge" are factually incorrect. "Knowledge" shall furthermore refer only to then current actual knowledge of members of counsel's firm who have worked on matters for the Company.

      OPINION OF COUNSEL TO THE COMPANY, THE PRACTICE AND THE STOCKHOLDERS
         (For use for Reorganizations and Sole Proprietor Contributions)



                                                                 March __, 1998


To:    Pentegra Dental Group, Inc.
       2999 N. 44th Street, Suite 650
       Phoenix, Arizona  85018

       Dain Rauscher Incorporated
       2711 N. Haskell Avenue, Suite 2400
       Dallas, Texas  75204

       EVEREN Securities, Inc.
       77 West Wacker Drive
       31st Floor
       Chicago, Illinois 80601


(a)    Each of the Company and the Practice

              (i) is a [professional] [association] [corporation] duly organized, validly existing and in good standing under the laws of the state of its organization,

              (ii) is duly qualified and has all necessary licenses, permits, approvals, consents, qualifications, authorizations and accreditations of any governmental agency or authority and under all applicable laws or regulations to own and operate its assets and properties as now owned or operated and to carry on its business as now conducted, or with respect to the Practice, as proposed to be conducted (the "Approvals"), and the continuation, validity and effectiveness of all the Approvals will not be adversely affected by the transactions and arrangements contemplated by the Agreement, the Service Agreement and the transactions contemplated thereby, and

              (iii) is duly qualified as a foreign [professional] [association] [corporation] to do business and is in good standing in every jurisdiction in which the failure to so qualify would have a material adverse effect upon its business.

       (b) Each Stockholder has all necessary licenses, permits, approvals, consents, qualifications, authorizations and accreditations of any agency or authority and under all applicable laws or regulations to practice dentistry in the state of _______________ and to provide dental services as now provided (the "Stockholder Approvals"), and the continuation, validity and effectiveness of all the Stockholder Approvals will not be adversely affected by the transactions

Pentegra Dental Group, Inc.               -2-                    March __, 1998
Dain Rauscher Incorporated
EVEREN Securities, Inc.

contemplated by the Agreement, the Service Agreement and the other transactions contemplated thereby.

       (c) To the best of such counsel's knowledge, there is no pending legislation, or proposed regulations, guidelines or instructions, or pending or threatened action, investigation, suit or proceeding before any court or governmental agency, authority or arbitrator to require licensure, certificate of need or other health planning approval, accreditation or any other regulatory approval for the operation of a dental practice or the provision of dental services which would result in a material adverse effect with respect to the Company or the Practice.

       (d) To the best of such counsel's knowledge, (i) no condition exists, and no event has occurred, which, with the giving of notice, the passage of time or both, would result in the suspension, relocation, impairment, forfeiture or nonrenewal of any of the Approvals or the Stockholder Approvals, and (ii) there is no claim pending challenging the validity of any of the Approvals or the Stockholder Approvals.

       (e) Immediately prior to the Closing, the authorized capital stock of the Company consists of (i) ________________ shares of common stock, par value $____ per share, of which _____________ shares are issued and outstanding, and no such shares of capital stock are held in the treasury of the Company. The authorized capital stock of the Practice consists of (i) ____________ shares of common stock, par value $_____ per share, of which
____________ shares are issued and outstanding, and no such shares of capital stock are held in the treasury of the Practice. All of the outstanding shares of capital stock of the Company and the Practice are duly authorized, validly issued pursuant to applicable laws, fully paid and nonassessable, and none of those shares were issued in violation of any preemptive or other similar rights.

       (f) The Stockholders own all of the issued and outstanding shares of capital stock of the Company and the Practice, and to the best of such counsel's knowledge, such stock is owned free and clear of any lien or adverse claim. The Stockholders have full power and authority to sell, transfer and deliver all of the issued and outstanding shares of Company Common Stock in accordance with the terms of the Agreement. To the best knowledge of such counsel, there are no existing options, warrants, subscriptions or other rights to purchase, or securities convertible into or exchangeable for, the capital stock of the Company or the Practice. To the best knowledge of such counsel, except for the Agreement, neither the Company, the Practice nor any Stockholder is a party to or bound by any agreement, instrument, contract, obligation, commitment or understanding of any character, whether written or oral, express or implied, relating to the sale, assignment, conveyance, encumbrance, transfer or delivery of any capital stock of the Company or the Practice or substantially all of the assets of the Company or the Practice.

Pentegra Dental Group, Inc.               -3-                    March __, 1998
Dain Rauscher Incorporated
EVEREN Securities, Inc.

       (g) The Company has all requisite corporate power and authority to execute, deliver and perform the Agreement and the other agreements to which it is a party contemplated thereby. The execution, delivery and performance by the Company of the Agreement and the other agreements to which the Company is a party contemplated thereby have been duly authorized by all necessary corporate action on the part of the Company, and the Agreement and the other agreements to which it is a party contemplated thereby have been duly executed and delivered by the Company and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies.

       (h) The Practice has the requisite corporate power and authority to execute, deliver and perform the Service Agreement, the Security Agreement and the Employment Agreements (collectively, the "Practice Agreements") and the other agreements to which it is a party contemplated thereby. The execution, delivery and performance of the Practice Agreements and the other agreements to which the Practice is a party contemplated thereby by the Practice have been duly authorized by all necessary corporate action on the part of the Practice, and the Practice Agreements and the other agreements to which it is a party contemplated thereby have been duly executed and delivered by the Practice and constitute valid and binding obligations of the Practice, enforceable against the Practice in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies.

       (i) The Agreement, the Stockholder's Release, the Dentist Agreement, the Employment Agreement and the other agreements to which any Stockholder is a party contemplated thereby have been duly executed and delivered by the Stockholders and constitute valid and binding obligations of the applicable Stockholder, enforceable against such Stockholder in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies.

       (j) To the best knowledge of such counsel, except as disclosed in the Schedules, there is no action, investigation, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency now pending or threatened against the Company, the Practice or any Stockholder, or affecting the assets or the business of the Company or the Practice or questioning the validity of any of the Agreements.

       (k) To the best knowledge of such counsel, except as disclosed in the Schedules, (i) the Company nor the Practice is in violation of any provision of its [Certificate] [Articles] of [Incorporation] [Association] or Bylaws, and (ii) neither the Company, the Practice nor any

Pentegra Dental Group, Inc.               -4-                    March __, 1998
Dain Rauscher Incorporated
EVEREN Securities, Inc.


Stockholder is in default with respect to any judgment, writ, injunction or decree of any court or governmental instrumentality or agency or in the performance, observance or fulfillment of any obligation, covenant or agreement to which it or he is bound or to which any of the assets of the Company or the Practice is subject.

       (l) Neither the execution, delivery and performance of the Agreement and the other agreements to which the Company is a party contemplated thereby nor the consummation of the transactions contemplated thereby will conflict with, or result in a breach of the terms, conditions and provisions of, or constitute a default under, the [Certificate] [Articles]
 of [Incorporation][Association] or Bylaws of the Company or, to the best knowledge of such counsel, any agreement, indenture or other instrument to which the Company or any Stockholder is bound or to which any assets of the Company are subject, or result in the creation or imposition of any security interest, lien, charge or encumbrance upon any of the assets of the Company.

       (m) Neither the execution, delivery and performance of the Practice Agreements and the other agreements to which the Practice is a party contemplated thereby nor the consummation of the transactions contemplated thereby will conflict with, or result in a breach of the terms, conditions and provisions of, or constitute a default under, the [Certificate] [Articles]
 of [Incorporation] [Association] or Bylaws of the Practice or, to the best knowledge of such counsel, any agreement, indenture or other instrument to which the Practice or any Stockholder is bound or to which any assets of the Practice are subject, or result in the creation or imposition of any security interest, lien, charge or encumbrance upon any of the assets of the Practice (except as contemplated in the Security Agreement).

       (n) No consent of any person, corporation, association, company, partnership or other entity, and no consent, license, approval or authorization of, or registration or declaration with, any governmental body, authority, bureau or agency or federal, state or local court is required in connection with the execution and delivery of the Agreement, the Practice Agreements and the other agreements contemplated thereby, or the consummation of the transactions contemplated thereby, on the part of the Company, the Practice or the Stockholders, or to the extent that any such consent or other action may be required, it has been validly procured or taken.

       [(o)   The Certificate of Merger complies with the applicable law of the
[State] [Commonwealth] of ______________ and, following the filing thereof by the Surviving Corporation with the [Secretary of State] of the [State] [Commonwealth] of and the payment of all applicable filing fees with respect thereto, the Merger will be effective on the [Closing Date] [date the Certificate is filed with the Secretary of State].]

Pentegra Dental Group, Inc.               -5-                    March __, 1998
Dain Rauscher Incorporated
EVEREN Securities, Inc.

       For purposes of this opinion, "knowledge" of counsel shall mean (with respect to matters of fact) that after an examination of documents made available to counsel by the Company, the Practice and the Stockholders and after inquiry of the Stockholders and officers of the Company and the Practice, but without any judgment or litigation searches or any other independent factual investigation, counsel has no reason to believe that statements made to such counsel's "knowledge" are factually incorrect. "Knowledge" shall furthermore refer only to then current actual knowledge of members of counsel's firm who have worked on matters for the Company.